Exhibit 99.1

Press release

FREYR Battery appoints new Chief Financial Officer

New York, Oslo and Luxembourg, April 4, 2022, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today announced the appointment of Oscar Brown to the position of Group Chief Financial Officer (“CFO”) at FREYR Battery.

As CFO, Brown will report to FREYR’s Chief Executive Officer, Tom Einar Jensen, and will be responsible for financial planning, performance, reporting, and capital markets engagement across the organization. He will assume his new position at FREYR effective immediately.

“We are delighted to welcome Oscar to the FREYR executive leadership team. As we prepare to execute our strategic plan to establish clean battery production at giga scale in Norway, the U.S. and Finland, Oscar’s deep capital markets acumen and industry experience will be invaluable to support the next phase of FREYR’s development,” said Tom Einar Jensen, CEO of FREYR. “Our geographical expansion and growth plans along the battery value chain will require significant financing efforts. Oscar’s experience in large scale financing, M&A, and deep corporate development expertise in the energy space will continue to strengthen our financial capacity as we evolve into a global organization.”

Brown comes with more than 30 years of energy industry experience, having most recently been Senior Vice President of Strategy, Business Development and Supply Chain for Occidental Petroleum Corporation. Prior to joining Occidental in 2016, he held positions of increasing responsibility as an investment banker with CS First Boston, Lehman Brothers, Barclays Capital, and Bank of America Merrill Lynch, where he was co-head of Americas Energy Investment Banking. He is a board member and chairs the ESG Committee of Western Midstream Partners LP (NYSE: WES) and is a past director of Plains All-American Pipeline LP (NYSE: PAA) and Plains GP Holdings LP (NYSE: PAGP). Brown holds a bachelor’s degree in Business Administration, Finance and Marketing from the University of Texas at Austin.

“Oscar brings FREYR extensive capital markets experience as a public company executive, board member and former investment banker. He has executed more than $300 billion of capital markets and M&A transactions over the course of his career,” said Torstein Dale Sjøtveit, Executive Chairman and Founder of FREYR.

“I am very excited to be joining FREYR at such a dynamic time in the battery industry. I look forward to working with our team to shape FREYR’s capital formation and strategic positioning as we advance our ambition to build a global clean battery champion and create value for all our stakeholders,” said Oscar Brown.

In conjunction with Brown’s appointment as Group CFO, Steffen Føreid is released from the tasks pertaining to the FREYR Group CFO position but will continue in the position as CFO for FREYR Battery Norway AS until the closing of Q1 2022.

“Steffen has been an integral member of our executive management team,” said Jensen. “Steffen is a financial heavy-weight, and I have deep appreciation and high regard for his counsel and leadership in building the financial foundation of FREYR Battery as a stock listed company. I am grateful for what Steffen has contributed during his time with us, steadily steering the company’s financial strategy and processes, and building a strong financial team.”

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About FREYR Battery

FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to deliver up to 43 GWh of battery cell capacity by 2025 and up to 83 GWh annual capacity by 2028. To learn more about FREYR, please visit www.freyrbattery.com

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:
Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

Cautionary Statement Concerning Forward-Looking Statements

All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding (i) FREYR’s ability to execute its strategic plan to establish clean battery production at giga scale in Norway, the U.S. and Finland, (ii) FREYR’s geographical expansion and growth plans along the battery value chain and (iii) the ability of Mr. Brown’s experience in large scale financing, M&A and deep corporate development in the energy space to strengthen FREYR’s financial capacity as it evolves into a global organization are forward-looking and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Most of these factors are outside FREYR’s control and difficult to predict. Information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "SEC") on August 9, 2021, as amended, and in other SEC filings available on the SEC’s website at www.sec.gov.